Chimerix, Inc.
Insider Trading Policy
April 2013
Persons Covered
This Insider Trading Policy of Chimerix, Inc. (the “Company”) applies to all directors, officers, other employees and consultants of the Company and its subsidiaries. It also applies to their family members who reside with them, anyone else who lives in their households and any family members who do not live in their households but whose transactions in the Company’s securities are directed by, or subject to, the influence or control of a director, officer, other employee or consultant of the Company.
Purpose and Policy
The purpose of this Insider Trading Policy is to clarify the circumstances under which trading in the stock of the Company or another publicly-traded company with which the Company has business dealings (each, a “Third Party”) by the Company’s directors, officers, other employees and consultants will result in civil liability and criminal penalties, as well as disciplinary action by the Company.
During the course of your employment or service with the Company, you may receive important information that is not yet publicly available, i.e., not disclosed to the public in a press release or filing with the Securities and Exchange Commission (“Inside Information”), about the Company or a Third Party. Because of your access to this information, you may be in a position to profit financially by buying or selling or in some other way dealing in the Company’s or a Third Party’s stock, or to disclose such information to a third party who does so (known as a “Tippee”).
It is illegal for anyone to use Inside Information to gain personal benefit, or to pass on, or “tip,” the information to someone who does so. There is no de minimis exception to this rule. Use of Inside Information to gain personal benefit and tipping are as illegal with respect to a few shares of stock as they are with respect to a large number of shares. You can be held liable both for your own transactions and for transactions effected by a Tippee, or even a Tippee of a Tippee.
Exceptions
Please note that, generally, transactions directly with the Company, i.e., option exercises or purchases under the Company’s employee stock purchase plan, will not create problems. However, the subsequent sale or other disposition of such stock is fully subject to these restrictions. In addition, purchases or sales pursuant to a written plan that meets the requirements
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of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, may be made without restriction provided that the plan was adopted in accordance with Company policies.
Inside Information
As a practical matter, it is sometimes difficult to determine whether you possess Inside Information. The key to determining whether nonpublic information you possess about a public company is Inside Information is whether dissemination of the information would be likely to affect the market price of the company’s stock or would be likely to be considered important by investors who are considering trading in that company’s stock. Certainly, if the information makes you want to trade, it would probably have the same effect on others. Both positive and negative information can be material. If you possess Inside Information about a company, you must refrain from trading in that company’s stock, advising anyone else to do so or communicating the information to anyone else until you know that the information has been disseminated to the public. “Trading” includes engaging in short sales, transactions in put or call options, hedging transactions and other inherently speculative transactions.
Additionally, you may not discuss material, nonpublic information about the Company with anyone outside the Company. This prohibition covers spouses, family members, friends, business associates, or persons with whom we are doing business (except to the extent that such persons are covered by a non-disclosure agreement and the discussion is necessary to accomplish a business purpose of the Company). You may not participate in “chat rooms” or other electronic discussion groups on the Internet concerning the activities of the Company or other companies with which the Company does business, even if you do so anonymously.
Although this is by no means an exhaustive list, information about the following items may be considered to be Inside Information until it is publicly disseminated:
(1)regulatory developments;
(2)clinical developments;
(3)financial results or forecasts;
(4)major new products or processes;
(5)establishment of, or developments in, strategic partnerships, joint ventures or similar collaborations;
(6)communications with government agencies;
(7)strategic plans;
(8)potential mergers, acquisitions, tender offers or the sale of assets of the Company or a subsidiary thereof;
(9)significant writeoffs;
(10)potential acquisitions of additional product candidates or technology;
(11)notice of issuance of patents or the acquisition of other material intellectual property rights;
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(12)significant changes or developments in the biopharmaceutical industry;
(13)new major contracts, orders, suppliers, customers, or finance sources, or the loss thereof;
(14)significant changes or developments in supplies;
(15)significant pricing changes;
(16)events regarding the Company’s securities (e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits, public or private equity/debt offerings, or changes in Company dividend policies or amounts);
(17)significant changes in control or senior management;
(18)significant changes in compensation policy;
(19)bankruptcies or receiverships;
(20)actual or threatened major litigation, or a major development in or the resolution of such litigation; and
    (s)     change in auditors or a notification that the Company can no longer rely on an auditor’s report.

Prohibition of Speculative Trading
No officer, director, other employee or consultant of the Company may engage in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to the Company’s stock at any time. In addition, no officer, director, other employee or consultant of the Company may margin, or make any offer to margin, any of the Company’s stock, including without limitation, borrowing against such stock, at any time.
Window Period Policy
Because the officers, directors and other members of management of the Company are the most visible to the public and are most likely, in the view of the public, to possess Inside Information about the Company, we ask them to do more than refrain from insider trading. Under a separate policy applicable to this group of individuals known as the Company’s Window Period Policy, the Company’s directors, officers and other members of management are required to limit their transactions in the Company’s stock to defined time periods following public dissemination of quarterly and annual financial results, notify one or more designated pre-clearance individuals prior to engaging in transactions in the Company’s stock and observe other restrictions designed to minimize the risk of apparent or actual insider trading. Other employees of the Company may also be subject to the Window Period Policy from time to time as determined by the Company’s Board of Directors.
Application
Anyone who effects transactions in the Company’s or a Third Party’s stock (or provides information to enable others to do so) on the basis of Inside Information is subject to both civil
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liability and criminal penalties, including imprisonment, as well as disciplinary action by the Company, up to and including termination for cause.
This Insider Trading Policy will continue to apply to your transactions in the Company’s or a Third Party’s stock even after your employment or service with the Company has terminated. If you are in possession of material nonpublic information when your employment or service terminates, you may not trade in the Company’s stock until the information has become public or is no longer material.
A director, officer, other employee or consultant who has questions about these matters should speak with his or her own attorney or to the Company’s Chief Executive Officer.
Any director, officer, other employee or consultant of the Company who knows of or suspects a violation of this Insider Trading Policy should report the violation immediately to the Company’s Chief Executive Officer or through the procedures for anonymous reporting outlined in the Company’s Code of Business Conduct and Ethics. The Company and its subsidiaries will comply with all requests from the Securities and Exchange Commission, The Nasdaq Stock Market and other agencies for information related to insider trading investigations.

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Chimerix, Inc.
Insider trading Policy
CERTIFICATION
To Chimerix, Inc.

I, ________________________, have received and read a copy of the Chimerix, Inc. Insider Trading Policy. I hereby agree to comply with the specific requirements of the policy in all respects during my employment or other service relationship with Chimerix, Inc. I understand that this policy constitutes a material term of my employment or other service relationship with Chimerix, Inc. and that my failure to comply in all respects with the policy is a basis for termination for cause.

(Signature)

(Name)

(Date)

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Chimerix, Inc.

Window Period Policy

The Board of Directors (the “Board”) of Chimerix, Inc. (the “Company”) believes that directors, officers and other employees of the Company should have a meaningful investment in the Company. As stockholders themselves, directors, officers and other employees are more likely to represent the interests of other stockholders. Likewise, officers and other employees may perform more effectively with the incentive of stock options or stock ownership.
However, from time to time, directors, officers and certain other employees will be aware of information that could be material to a stockholder’s investment decision, but which in the best interests of the Company should not be disclosed until a later time. Hindsight can be remarkably acute, and an accusation can always be made that at any particular time a purchase or sale of securities by an insider was motivated by undisclosed favorable or unfavorable information. In such circumstances, the appearance of impropriety can be almost as problematic as an actual abuse, both to the Company and to the insider involved.
The Board has therefore determined that it would be useful to establish this Window Period Policy for transactions involving the Company’s securities by directors, officers and other designated employees of the Company.
A.Window Period. Generally, except as otherwise set forth in this Window Period Policy, directors, officers and other employees of the Company designated pursuant to paragraph C below may buy, sell or distribute securities of the Company only during a “window period” that opens after one full trading day has elapsed after general public release of the Company’s annual or quarterly revenues through the day two weeks before the end of the quarter. This “window” may be closed early or may not open if, in the judgment of the Company’s Chief Executive Officer and/or Chief Financial Officer, there exists undisclosed information that would make trades by directors, officers and such other designated employees of the Company inappropriate. An officer, director or other designated employee of the Company who believes that special circumstances require him or her to trade outside the window period should consult with the Company’s Chief Financial Officer. Permission to trade outside the “window” will be granted only where the circumstances are extenuating and there appears to be no significant risk that the trade may subsequently be questioned.
1.Exceptions to Window Period.
a.ESPP/Option Exercises; Pro-Rata Distributions. Officers and other employees of the Company who are eligible to do so may purchase stock under the Company’s 2013 Employee Stock Purchase Plan (the “ESPP”) on designated dates in accordance with the terms of the ESPP without being subject to the restrictions set forth under paragraph A above. Directors, officers and other employees similarly may exercise options granted under the Company’s equity incentive plans without being subject to the restrictions set
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forth under paragraph A above. However, the subsequent sale of the stock acquired upon the exercise of such options or pursuant to the ESPP is subject to all provisions of this Window Period Policy. In addition, any pro-rata distribution by a stockholder that is an entity, that is not a change in beneficial ownership, is not subject to this Window Period Policy.
b.10b5-1 Automatic Trading Programs. In addition, purchases or sales of the Company’s securities made pursuant to, and in compliance with, a written plan (a “Plan”) established by a director, officer or other employee of the Company that meets the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may be made without being subject to the restrictions set forth under paragraph A above, provided that (i) the Plan was established in good faith, in compliance with the requirements of Rule 10b5-1, at a time when such individual was not in possession of material nonpublic information about the Company and the Company had not imposed any trading blackout period, (ii) the Plan was reviewed by the Company prior to establishment, and (iii) the Plan allows for the cancellation of a transaction and/or suspension of such Plan upon notice and request by the Company to the individual if any proposed trade (a) fails to comply with applicable laws (i.e., exceeds the number of shares that may be sold under Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144”)), or (b) would create material adverse consequences for the Company. The Company shall be notified promptly of any amendments to a Plan or the termination of a Plan.
B.Pre-Clearance or Advance Notice of Transactions. In addition to the requirements of paragraph A above, officers and directors (and such other employees of the Company as the Chief Executive Officer or the Chief Financial Officer may designate from time to time because of their access to sensitive information) may not engage in any transaction in the Company’s securities, including any purchase or sale in the open market, loan, pledge, or other transfer of beneficial ownership, without first obtaining pre-clearance of the transaction from the Company’s Chief Executive Officer, Chief Financial Officer or their designee (collectively, the “Pre-Clearance Individuals” and any one individually, a “Pre-Clearance Individual”) in advance of the proposed transaction. Any transaction under a Plan that has been pre-cleared will be deemed to be a Pre-Cleared Transaction so long as the transaction is conducted and completed in accordance with the Plan. A Pre-Clearance Individual will then determine whether the transaction may proceed. Pre-cleared transactions not completed within five business days shall require new pre-clearance under the provisions of this paragraph. The Company may, at its discretion, shorten such period of time. Advance notice of gifts or an intent to exercise an outstanding stock option by persons subject to this paragraph shall also be given to a Pre-Clearance Individual. To the extent possible, advance notice of upcoming transactions effected pursuant to a Plan under paragraph A(1)(b) above shall be given to a Pre-Clearance Individual. Upon the completion of any transaction, officers and directors of the Company must immediately notify the appropriate person(s) as set forth in the Company’s Section 16 Compliance Memorandum so that the Company may assist the individual in complying with his or her reporting obligations under Section 16 of the Exchange Act, if applicable.
C.Covered Insiders. The provisions outlined in this Window Period Policy apply to all directors and officers of the Company, and to such other employees of the Company as the
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Chief Executive Officer or the Chief Financial Officer may designate from time to time because of their access to sensitive information. Generally, any entities or family members whose trading activities are controlled or influenced by any of such persons should be considered to be subject to the same restrictions.
D.Short-Swing Trading/Section 16 Reports. Officers and directors of the Company subject to the reporting obligations under Section 16 of the Exchange Act should take care not to violate the prohibition on short-swing trading (Section 16(b) of the Exchange Act) and the restrictions on sales by control persons (Rule 144), and should file with the Securities and Exchange Commission all appropriate Section 16(a) reports (Forms 3, 4 and 5), each of which has been enumerated and described in the Company’s Section 16 Compliance Memorandum attached hereto as Exhibit A.
E.Prohibition of Trading During Pension Fund Blackouts. Regulation Blackout Trading Restriction (BTR) was implemented by the Securities and Exchange Commission in 2003 to prohibit insider trading in equity securities of an issuer during certain pension plan blackout periods. Under Regulation BTR, no director or officer of the Company shall, directly or indirectly, purchase, sell or otherwise acquire or transfer any equity security of the Company (other than an exempt security) during any “blackout period” (as defined in Regulation BTR) with respect to such equity security, if such director or officer acquires or previously acquired such equity security in connection with his or her service or employment as a director or officer of the Company. This prohibition shall not apply to any transactions that are specifically exempted from Section 306(a)(l) of the Sarbanes-Oxley Act of 2002 (as set forth in Regulation BTR), including but not limited to, purchases or sales of the Company’s securities made pursuant to, and in compliance with, a Plan established under paragraph A(1)(b) above; compensatory grants or awards of equity securities pursuant to a plan that, by its terms, permits officers and directors to receive automatic grants or awards and specifies the terms of the grants and awards; or acquisitions or dispositions of equity securities involving a bona fide gift or a transfer by will or the laws of descent or pursuant to a domestic relations order. The Company shall timely notify each director and officer of any blackout periods in accordance with the provisions of Regulation BTR.

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Chimerix, Inc.

Window Period Policy
CERTIFICATION
To Chimerix, Inc.

I, ___________________________, have received and read a copy of the Chimerix, Inc. Window Period Policy regarding pre-clearance and blackout procedures. I hereby agree to comply with the specific requirements of the policy in all respects during my employment or other service relationship with Chimerix, Inc. I understand that this policy constitutes a material term of my employment or other service relationship with Chimerix, Inc. and that my failure to comply in all respects with the policy is a basis for termination for cause.

(Signature)

(Name)

(Date)

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Exhibit A
Section 16 Compliance Memorandum

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